Exhibit 31.1
CERTIFICATION
I, Michele G. Buck, certify that:
1.    I have reviewed this Quarterly Report on Form 10-Q/A for the fiscal quarter ended March 30, 2025 of The Hershey Company; and
2.    Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ MICHELE G. BUCK
Michele G. Buck Chief Executive Officer (Principal Executive Officer)
July 3, 2025

The Hershey Company | Q1 2025 Form 10-Q/A | Exhibit 31.1